Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement (Form S-8 No. 333-62465) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 222-81911) pertaining to the JDS FITEL Inc. 1994 Stock Option Plan and 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-81909) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan, the 1996 Nonqualified Stock Option Plan, and the 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-70339) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, the 1997 Employee Stock Option Plan and the 1997 Nonqualified Stock Option Plan; and the Registration Statement (Form S-3 Nos. 333-27931, 333-70351, 333-78821, 333-82797, 333-83129) of JDS Uniphase Corporation (formerly Uniphase Corporation) and in the related Prospectuses of our report dated July 23, 1999 (except for Note 13, as to which the date is August 25, 1999), with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 1999.

\s\ Ernst & Young, LLP

San Jose, California
August 30, 1999